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                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT, dated this ___ day of September, 1996 among Dickinson Holding Corp., a Delaware corporation (the "Transferee"), Dickinson & Co. Inc, a Delaware corporation ("Dickinson") and Synergistic Holdings Corp., a Delaware corporation ("Synergistic"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Stock and Asset Purchase Agreement between Transferee and Synergistic of even date herewith (the "Divestiture Agreement");

                  WHEREAS, Synergistic has transferred to Transferee (i) the B-D Shares and (ii) the EDIX Assets pursuant to the Divestiture Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                  1. Indemnification.

                           a. The Transferee and Dickinson shall indemnify .nd
hold Synergistic harmless from and against any and all liabilities (including any alleged or threatened claims) relating to or arising out of, or in any matter related to the ownership, operation or conduct of Dickinson and the EDIX Assets and any liability under the EDIX Notes, the profit participation agreements between Synergistic and the holders of the EDIX Notes,


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and any other obligation or liability arising in connection with the solicitation and issuance of the EDIX Notes, in each case, whether occurring prior to or after the Divestiture, including, but not limited to the Peters litigation and the S.A. Holdings litigation (the "Divestiture Liabilities") and for all losses or damages incurred by Synergistic with respect to the Divestiture Liabilities. Transferee and Dickinson shall reimburse Synergistic for the amount of any loss, claim, damage, expense or liability for which Synergistic may be entitled from time to time (including, without limitation, any attorneys' fees or litigation costs), promptly upon written notice that such loss, claim, damage, expense or liability has been incurred.

                  b. The indemnification obligations specified hereunder will run to the Salex Stockholders (as defined in the Merger Agreement) but only to the extent that any such stockholders become liable for any of the Divestiture Liabilities as a result of a claim by a third party and does not apply to any claim directly by the Salex Stockholders against the Transferee or Dickinson.

                  c. The foregoing indemnity is in addition to, and not in lieu of, any indemnification rights available to the Salex Stockholders and/or Salex under the Merger Agreement; provided, however, neither Salex nor any Salex Stockholder may recover twice for any claim that gives rise to indemnification to Salex or the Salex Stockholders under the Merger Agreement.

         2. Third Party Claims. If a claim by a third party is made against Synergistic and Synergistic intends to seek

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indemnification with respect thereto under this Indemnification Agreement,
Synergistic shall promptly notify the Transferee, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of Synergistic hereunder unless such failure materially and adversely affects the Transferee. The Transferee shall have 10 days after said notice is given to elect, by written notice given to Synergistic, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of Synergistic, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and Synergistic shall cooperate with the Transferee in connection therewith. So long as the Transferee is contesting any such claim in good faith, Synergistic shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, Synergistic shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the Transferee. If the Transferee does not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the Transferee fails to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, Synergistic shall have the right to contest, settle or compromise the claim at their exclusive discretion, at the risk and expense of the Transferee.

                  3. Restrictions on Transfer. Transferee shall not sell all or substantially all of its assets or shares or

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otherwise undergo a change of control (a "Change in Control") unless Synergistic and the Salex Stockholder receive 10 days prior written notice of such Change in Control and the transferee or the party undertaking such a Change in Control (as the case may be) agrees in writing to assume the obligations of Transferee under this Indemnification Agreement.

                  4. Security Interest.

                           a. As security for the Divestiture Liabilities and
the obligations of the Transferee arising hereunder relating to the EDIX Notes, Synergistic is hereby granted a first priority security interest in all profits available to the Transferee upon any disposition of the EDIX Shares to the extent available to Synergistic, pursuant to the private placement of EDIX 12% Subordinated Promissory Notes, dated November 13, 1995, and Transferee agrees to take all steps necessary to perfect such security interest. The security interest granted hereunder shall terminate upon the payment in full of the EDIX Notes.

                           b. The Transferee hereby agrees that all proceeds
received by Transferee from any sale of the EDIX Shares shall be used solely to satisfy the obligations under the EDIX Notes, until such time as the Notes are paid in full.

                           c. Notwithstanding any provision of this Agreement to
the contrary, the Transferee shall (i) receive the written consent of the holders of the EDIX Notes to the merger of Salex and Salex Industries, Inc. and the transfer of the EDIX Shares on or before October 30, 1996 and (ii) sell all of the EDIX Shares then remaining in its possession immediately upon the

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maturation of the EDIX Notes and apply all proceeds to the payment of such
Notes.

                  5. Salex Stockholders. The parties intend that each of the Salex Stockholders shall be direct beneficiaries of the terms and provisions of this Agreement, and shall have the full right to enforce this Agreement on their behalf as if they had been signatory parties hereto.

                  6. Attorney's Fees. In the event that any dispute arises between or among the parties to this Agreement with respect to either the interpretation or enforcement of any of the provisions in this Agreement, the prevailing party in such dispute shall be entitled to be reimbursed by the other party or parties for all costs and expenses, including court costs and reasonable legal fees, paid or incurred by the prevailing party in seeking to enforce and enforcing or defending against the attempted enforcement of any of the provisions which are the subject matter of this dispute.

                  7. Binding Effect; Successors and Assigns. This Agreement shall be binding upon the Transferee and its respective successors and assigns and any subsequent transferee of the business or assets of Dickinson & Co. or the EDIX Shares and shall inure to the benefit of the heirs and legal representatives of Synergistic and the Salex Stockholders.

                  8. Waiver. The failure of Synergistic or the Salex Stockholders to at anytime enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this

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Agreement or any provision hereof or the right of Synergistic or the Salex
Stockholders, as the case may be, to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by Synergistic or the Sale Stockholders, as the case may be, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  9. Amendment. This Agreement may be modified only in writing signed by the Transferee and Synergistic.

                  10. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York (applicable to contracts to be enforced wholly within such state).

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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first above written.

                                      DICKINSON HOLDING CORP.

                                      By: /s/ T. Marshall Swartwood
                                          -------------------------------
                                          Name:  T. Marshall Swartwood
                                          Title:

                                      SYNERGISTIC HOLDINGS CORP.

                                      By: /s/ Thomas M. Swartwood
                                          -------------------------------
                                         Name:  Thomas M. Swartwood
                                         Title: President

                                      DICKINSON & CO. INC.

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:

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